                                                              File No. 333-58262


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               AMENDMENT NO. 1 TO

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             CYBERGUARD CORPORATION
             (Exact name of registrant as specified in its charter)


                   FLORIDA                                                              65-0510339
(State or other jurisdiction of incorporation                               (I.R.S. Employer Identification No.)
               or organization)

                         2000 WEST COMMERCIAL BOULEVARD
                                    SUITE 200
                         FORT LAUDERDALE, FLORIDA 33309
                                 (954) 958-3900

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             CYBERGUARD CORPORATION
                RETIREMENT SAVINGS PLAN, AS AMENDED AND RESTATED
                           (Full titles of the Plans)
                                  Michael Matte
                           Chief Financial Officer and
                            Vice President of Finance
                             CyberGuard Corporation
                    2000 West Commercial Boulevard, Suite 200
                         Fort Lauderdale, Florida 33309
                                 (954) 958-3900
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                      CALCULATION OF REGISTRATION FEE
   ============================= ==================== =================== =================== ===================
                                                       PROPOSED MAXIMUM    PROPOSED MAXIMUM       AMOUNT OF
    TITLE OF SECURITIES TO BE         AMOUNT TO       OFFERING PRICE PER      AGGREGATE          REGISTRATION
            REGISTERED            BE REGISTERED(1)           SHARE          OFFERING PRICE          FEE(1)
   ----------------------------- -------------------- ------------------- ------------------- -------------------
   Common Stock,                          0                   0                          0            0
        $.01 par value
   ============================= ==================== =================== =================== ===================

(1) Registration fees were previously paid for the CyberGuard Corporation Retirement Savings Plan (the "Plan"), which is being amended and restated and the shares issuable pursuant to which were previously registered on Form S-8 Registration Statements (Registration Nos. 333-88448 and 333-58262) registering an aggregate of 450,000 shares of Common Stock. Because no new shares are being registered, no fee is being paid with this amendment to the Registration Statement.

                                EXPLANATORY NOTE

         CyberGuard Corporation, a Florida corporation (the "Registrant"), is filing this Amendment No. 1 to its Registration Statement on Form S-8 with the Securities and Exchange Commission (the "SEC") to reflect the amendment and restatement of the Harris Computer Systems Corporation Employee Savings Plan as the CyberGuard Corporation Retirement Savings Plan (the "Plan"). The Registrant will reflect the contents of the amended and restated Plan in the Section 10(a) Prospectus, which is not required to be filed herewith.

ITEM 8.  EXHIBITS

   4.1*     Articles of Incorporation, as amended, of the Registrant

   4.2*     Articles of Amendment to the Articles of Incorporation

   4.3*     Restated By-laws of the Registrant

   4.4*     Form of Common Stock Certificate

   4.5*     Form of Stockholder Rights Plan

   4.6*     Form of Share Holding Agreement between Concurrent Computer
            Corporation and the Registrant

   4.7 CyberGuard Corporation Retirement Savings Plan, as amended and restated.

   5*       Opinion of Holland & Knight LLP.

   23.1* Consent of Holland & Knight LLP (included as part of Exhibit 5 above).

   23.2*    Consent of Grant Thornton LLP.

   23.3*    Consent of PricewaterhouseCoopers LLP.

   24* Powers of Attorney (included as part of the Signature Page of this Registration Statement).


*  Previously filed.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment Number 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on the 19th day of July, 2002.

                                   CYBERGUARD CORPORATION


                                   /s/  Scott J. Hammack
                                   ------------------------------------------
                                   By:  Scott J. Hammack
                                        Chief Executive Officer and Chairman
                                        of the Board

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on July 19, 2002 by the following persons in the capacities indicated below.

           SIGNATURE                                              TITLE



/s/ Scott J. Hammack                       Chief Executive Officer and Chairman of the Board of
--------------------------------------                           Directors
Scott J. Hammack                                       (Principal Executive Officer)



/s/ Michael Matte                               Chief Financial Officer and Vice President
--------------------------------------                          Of Finance
Michael Matte                                          (Principal Financial Officer)


/s/ William D. Rubin*                                            Director
--------------------------------------
William D. Rubin


/s/ John V. Tiberi, Jr.*
--------------------------------------
John V. Tiberi, Jr.                                              Director


/s/ David T. Vandewater*
--------------------------------------
David T. Vandewater                                              Director


/s/ David L. Manning*
--------------------------------------
David L. Manning                                                 Director


/s/ Daniel Moen*
--------------------------------------
Daniel Moen                                                      Director

/s/ Richard L. Scott*
--------------------------------------
Richard L. Scott                                                 Director

/s/ William G. Scott*
--------------------------------------
William G. Scott                                                 Director

* By:    /s/ Michael Matte
     -------------------------------
         Attorney-in-fact

                                  EXHIBIT INDEX

 Exhibit

 Exhibit
  Number      Exhibit Description
 -------      -------------------
    4.7       CyberGuard Corporation Retirement Savings Plan, as amended and restated.